Exhibit 10.17.3

SECOND AMENDMENT
TO
ST ANDARD INDUSTRIAUCOMMERCIAL MULTI-TENANT LEASE - NET
THIS SECOND AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULT - TENANT LEASE - NET (the "Amendment"), is made and entered into, effective as of August 1, 2011 (the "Effective Date"), by and among FRIESLANDER HOLDINGS, LLC and NEDERLANDER HOLDINGS, LLC (together, "Lessor"), and TRANSPHORM, INC. ("Lessee"), with reference to the following facts:
RECITALS:
A.    Lessor is the owner of the real property and improvements situated at 115 Castilian Drive, formerly known as 111 Castilian Drive, Suite B, Goleta, California (the "Property"), and has leased to Lessee the space indicated as Suite Bat the Property (the "Premises'') pursuant to that certain Standard Industrial/Commercial Multi-Tenant Lease- Net and Addendum dated October 14, 2008, by and between Lessor and Lessee (the "Original Lease"), as amended by that certain First Amendment thereto dated effective as of March 17, 2009 (the "First Amendment" and, together with the Original Lease, the "Lease").
B.    Lessor and Lessee have agreed to execute this Amendment in order to memorialize the terms and conditions on which they shall amend the Lease to permit Tenant to expand its equipment yard at the Premises in accordance with the plans attached hereto as EXHIBIT A.
RECITALS:
NOW, THREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.    AMENDMENT OF LEASE. Notwithstanding any provisions of the Lease to the contrary, the Lease is hereby modified and amended as follows:
1.1    EXPANDED EQUIPMENT YARD AND APPURTENANT IMPROVEMENTS.
(a)    EXPANDED EQUIPMENT YARD. Lessor and Lessee agree that the equipment yard as shown in the Lease shall be expanded to include the additional areas identified therefor on EXHIBIT A as the "Expanded Equipment Yard" (such area, the "Expanded Equipment Yard"). Lessee shall obtain all permits required under applicable law for the work to be performed in the Expanded Equipment Yard, and shall pay for all planning and permit fees due to or required by cognizant governmental authorities that are incurred for governmental review and permitting with respect to the Expanded Equipment Yard and all improvements constructed thereon.
(b)    APPURTENANT IMPROVEMENTS. Lessor and Lessee agree that the driveway, drainage, landscaping and any other improvements (the "Appurtenant Improvements") appurtenant to the existing equipment yard at the Premises (the "Existing Equipment Yard") shall be reconstructed and installed adjacent to Expanded Equipment Yard by Lessee as indicated on EXHIBIT A. Lessee shall obtain all permits required under applicable law for the work to be performed with respect to such Appurtenant Improvements and shall pay for alt planning and permit fees due to or required by cognizant governmental authorities that are incurred for governmental review and permitting with respect to the Appurtenant Improvements and all improvements constructed thereon.
1.2    COMPLETION OF WORK BY LESSEE.
(a)    ALTERATIONS. Lessor has approved of Lessee's plans for construction of Alterations in the Expanded Equipment Yard. All such Alterations shall be undertaken in compliance with Section 7.3 of the Original Lease (regarding obtaining governmental permits, plans, etc.). Lessee shall not be required to restore any of the foregoing at the end of the Term or obtain bonds or post additional security in connection with such work.
(b)    NON-RESPONSlBILITY. The parties acknowledge that:
(i)    Lessee intends to undertake certain renovation and construction work in the Expanded Equipment Yard (collectively, such renovation and construction work is referred to as the "Equipment Yard Work");
(ii)    Lessor may record in the Official Records of Santa Barbara County, California, a Notice of Non-Responsibility to confirm, of record, that Landlord shall have no financial responsibility for costs incurred in connection with such Equipment Yard Work; and
(iii)    Lessor is not participating in and shall not have any liability to third parties for, and Lessee shall indemnify, defend, and hold Lessor free and harmless from and against any claims for, any of the cost of the Equipment Yard Work.
(c)    REMOYAL OF LIENS. Lessee covenants and agrees (i) to preclude any mechanic's or materialmen's liens from being recorded as exceptions to title to the Property in connection with the construction of the Equipment Yard Work, and (ii) that if any other contractor records a mechanic's or materialmen's lien as an exception to title to Lessor's Property in connection with the construction of the Equipment Yard Work, then Lessee shall cause such lien to be terminated and removed within five (5) business days of .Lessee's being advised or discovering the existence of such lien.
1.3    TERM OF LEASE. The parties agree that:
(a)    The Expanded Equipment Yard shall be deemed to be a portion of the "Premises" under the Lease; and
(b)    The remainder of the term of the Lease with respect to such Premises, including the 60-month extended term contemplated by the Paragraph 51 of the Original Lease, shall apply to Lessee's lease of the Expanded Equipment Yard hereunder.

1.4    ADDITIONAL RENT. In consideration of Lessor's covenants under this Section l with respect to the Expanded Equipment Yard, the amount of monthly Base Rent payable by Lessee under Section J .5 of the Original Lease (as heretofore increased pursuant to Paragraph 50 of the Original Lease) shall be increased by the sum of Two Thousand Dollars ($2,000) effective as of August l, 2011. Such Based Rent, as so increased, shall be subject to further adjustment at the times and in the manner contemplated by Paragraph 50 of the Lease.
2.    MISCELLANEOUS. Except as modified by Section 1, above, the Lease is hereby ratified and confirmed and remains in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall be one and the same instrument, binding on each signatory. A copy of this Amendment that is executed by a party and transmitted by that party to the other party by facsimile or email shall be binding upon the signatory to the same extent as a copy here of containing the signatory's original signature.
[Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment, effective as of the Effective Date.

"LESSEE:"		"LESSOR:"

TRANSPRORM, INC., a Delaware Corporation		FRIESLANDER HOLDINGS, LLC

By	/s/ Primit Parikh	By:	/s/ Marc Winnikoff	9/22/11
	Primit Parik, President & COO		Marc Winnikoff, Manager	Date

	9/19/11	NEDERLANDER HOLDINGS, LLC
Date

		By	/s/ Marc Winnikoff	9/22/11
			Marc Winnikoff, Manager	Date

EXHIBITS:
Exhibit A

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